As filed with the Securities and Exchange Commission on February 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(Address, including zip code, of Principal Executive Offices)

BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy To:

Mary Ann Todd, Esq.

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class B Common Stock, $0.0033 par value	6,000,000 shares(1) (2)	$74.31(3)	$445,860,000(3)	$31,789.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover such additional shares of Class B Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3)	Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on February 9, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”) with the Commission (File No. 1-14905) are incorporated by reference in this Registration Statement: (i) Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2008; (ii) Berkshire’s Current Report on Form 8-K filed on March 2, 2009; (iii) Berkshire’s Current Report on Form 8-K filed on July 7, 2009; (iv) Berkshire’s Current Report on Form 8-K filed on November 3, 2009; (v) Berkshire’s Current Report on Form 8-K filed on December 23, 2009; (vi) Berkshire’s Current Report on Form 8-K filed on January 12, 2010; (vii) Berkshire’s Current Report on Form 8-K filed on January 20, 2010; (viii) Berkshire’s Current Report on Form 8-K filed on January 21, 2010; (ix) Berkshire’s Current Report on Form 8-K filed on February 11, 2010; (x) Berkshire’s Current Report on Form 8-K filed on February 16, 2010; (xi) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; (xii) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009; (xiii) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009; and (xiv) the description of Berkshire’s Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999, as amended by the Form 8-A/A filed with the Commission on February 1, 2010.

All documents filed by Berkshire pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant’s Bylaws provide that each director or officer of the registrant who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the laws of the State of Delaware, as they exist or may be amended (but, in the case of any such amendment, only to the extent such amendment permits the registrant to provide broader indemnification rights), against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executives and administrators. This indemnification shall not apply to any proceeding (or part thereof) initiated by the person seeking indemnification unless it is seeking to enforce or obtain payment under any right to indemnification by the registrant or the registrant has joined in or consented to the initiation of such proceeding (or part thereof).

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant’s Bylaws provide that the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant has the power to indemnify such person against such expense, liability or loss under the DGCL. The registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Certificate of Incorporation and Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 3 to registrant’s Form 10-Q for the period ended June 30, 2005, and incorporated herein by reference)

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 2 to registrant’s Form 8-A/A filed on February 1, 2010, and incorporated herein by reference)

4.3	Bylaws of Berkshire Hathaway Inc. (filed as Exhibit 99.1 to the registrant’s current report on Form 8-K filed on May 8, 2007 and incorporated herein by reference)

5	Berkshire Hathaway Inc. undertakes to cause the plan and any amendment thereto to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and to cause all changes required by the IRS in order to qualify the plan to be made.

23	Consent of Deloitte & Touche LLP

24	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

(a) Berkshire, the registrant, hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on this 17 th day of February, 2010.

BERKSHIRE HATHAWAY INC.

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg
Senior Vice President and
Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WARREN E. BUFFETT	Chairman of the Board and Director	February 17, 2010
Warren E. Buffett	(principal executive officer)

/s/ MARC D. HAMBURG	Senior Vice President and Chief	February 17, 2010
Marc D. Hamburg	Financial Officer (principal financial officer)

/s/ DANIEL J. JAKSICH	Vice President and Controller (principal	February 17, 2010
Daniel J. Jaksich	accounting officer)

/s/ CHARLES T. MUNGER	Vice-Chairman of the Board and Director	February 17, 2010
Charles T. Munger

/s/ HOWARD G. BUFFETT	Director	February 17, 2010
Howard G. Buffett

/s/ STEPHEN BURKE	Director	February 17, 2010
Stephen Burke

Signature	Title	Date

/s/ SUSAN L. DECKER	Director	February 17, 2010
Susan L. Decker

/S/ WILLIAM H. GATES, III	Director	February 17, 2010
William H. Gates, III

/s/ DAVID S. GOTTESMAN	Director	February 17, 2010
David S. Gottesman

/s/ DONALD R. KEOUGH	Director	February 17, 2010
Donald R. Keough

/s/ THOMAS S. MURPHY	Director	February 17, 2010
Thomas S. Murphy

/s/ RONALD L. OLSON	Director	February 17, 2010
Ronald L. Olson

/s/ WALTER SCOTT, JR.	Director	February 17, 2010
Walter Scott, Jr.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 12, 2010.

BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan

By:	/s/ LINDA LONGO-KAZANOVA
Name:	Linda Longo-Kazanova
Title:	Vice President — Human Resources and Medical

Exhibit Index

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 3 to registrant’s Form 10-Q for the period ended June 30, 2005, and incorporated herein by reference)

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 2 to registrant’s Form 8-A/A filed on February 1, 2010, and incorporated herein by reference)

4.3	Bylaws of Berkshire Hathaway Inc. (filed as Exhibit 99.1 to the registrant’s current report on Form 8-K filed on May 8, 2007 and incorporated herein by reference)

5	Berkshire Hathaway Inc. undertakes to cause the plan and any amendment thereto to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and to cause all changes required by the IRS in order to qualify the plan to be made.

23	Consent of Deloitte & Touche LLP

24	Power of Attorney (included on the signature page of this Registration Statement)